UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2020

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562

(Registrant’s telephone number, including area code)

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUES	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 14, 2020, Tuesday Morning Corporation (the “Company”) and certain of its subsidiaries (collectively, the “Loan Parties”) entered into a Limited Forbearance Agreement, dated as of May 14, 2020 (the “Forbearance Agreement”) with JPMorgan Chase Bank, N.A., in its capacity as administrative agent for itself and the other secured parties, as issuing bank and as swingline lender (“JPMorgan”), and the other lenders party thereto (the “Lenders”). The Forbearance Agreement relates to the Credit Agreement, dated as of August 18, 2015 and as previously amended (the “Credit Agreement”), among the Loan Parties, JPMorgan and the Lenders, and the related loan documents (collectively, the “Loan Documents”).

Under the terms of the Forbearance Agreement, the Administrative Agent, the Swingline Lender, the Issuing Bank and the Lenders have agreed to not exercise remedies under the Loan Documents and applicable law through May 26, 2020 (or earlier, if certain events occur) based on the event of default resulting from the Loan Parties suspending the operation of their business in the ordinary course and other events of default that may arise during the forbearance period as a result of failing to meet their obligations under certain agreements. The forbearance period will end on May 26, 2020, or earlier if certain events occur.

Pursuant to the Forbearance Agreement, the commitment of the Lenders under the Credit Agreement has been permanently reduced from $180 million to $130 million and new swingline loans will not be advanced. During the forbearance period the Lenders are not obligated to fund further loans or issue or renew letters of credit under the Credit Agreement. The Forbearance Agreement requires loan repayments of $10 million under the Credit Agreement over the next week, and the application of unrestricted and unencumbered cash balances in excess of $32 million to the repayment of outstanding borrowings under the Credit Agreement. The Forbearance Agreement requires daily cash sweeps to the Company’s main concentration account, a deposit account control agreement over such account, the imposition of additional reporting obligations, including a business plan, cash flow forecasts and working capital plan, and adherence to such cash flow forecasts, subject to certain permitted variances. The Forbearance Agreement also requires the Company to retain a liquidation consultant and financial advisor.

The foregoing summary of the Forbearance Agreement is qualified in its entirety to by reference to the full text of the Forbearance Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 relating to the Forbearance Agreement is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Limited Forbearance Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: May 15, 2020	By:	/s/ Bridgett C. Zeterberg
Bridgett C. Zeterberg Executive Vice President Human Resources, General Counsel and Corporate Secretary

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